                                  EXHIBIT 10.2
                                  ------------


                              Employment Agreement
                                    between
                        Vyteris, Inc. and James Garrison

                              EMPLOYMENT AGREEMENT


        This Employment Agreement ("Agreement"), dated as of December 15, 2002, is entered into between VYTERIS, INC., a Delaware corporation, having a place of business at 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410 ("Employer"), and James Garrison, an individual residing at 19 Howard Street, Verona, New Jersey 07044 ("Employee").

        WHEREAS, Employer desires to employ Employee as Vice President Business Development of Employer; and

        WHEREAS, Employee is willing to accept such employment on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements set forth herein, Employer and Employee hereby agree as follows:


                                    ARTICLE I
                EMPLOYMENT, POSITION DUTIES AND RESPONSIBILITIES


1.01 EMPLOYMENT. Employer agrees to, and does hereby, employ Employee, and Employee agrees to, and does hereby accept such employment, upon the terms and subject to the conditions set forth in this Agreement. Employee represents and warrants to Employer that (i) Employee has the legal capacity to execute and perform this Agreement, (ii) this Agreement is a valid and binding agreement enforceable against Employee according to its terms, and (iii) the execution and performance of this Agreement by Employee does not violate the terms of any existing agreement or understanding to which Employee is a party or by which Employee may be bound.

1.02 POSITION, DUTIES AND AUTHORITY. During the Term (as defined below), Employee shall serve as Vice President Business Development of Employer, or subject to provision 4.01 of this Agreement, or in such other position or capacity as Employer shall request and shall have such responsibilities, duties and authority as may, from time to time, be assigned by the Employer's Board of Directors, the president of the Employer and/or the president's nominee, including, without limitation, the duties and responsibilities set forth on EXHIBIT A attached hereto. During the Term, Employee shall serve Employer, faithfully and to the best of Employee's ability, and shall devote all of Employee's business time, attention, skill and efforts exclusively to the business and affairs of Employer (including its subsidiaries and affiliates) and the promotion of its interests. Notwithstanding the foregoing, Employee may engage in charitable, educational, religious, civic and similar types of activities (all of which shall be deemed to benefit Employer) to the extent that such activities do not inhibit or prohibit the performance of Employee's duties hereunder or inhibit or conflict with the business of Employer, its subsidiaries and affiliates. Employee's principal base of operation for the performance of Employee's duties under this Agreement shall be in the State of New Jersey; provided, however, that Employee shall perform such duties and responsibilities at such other places as shall from time to time be reasonably necessary to fulfill Employee's obligations under this Agreement in the discretion of Employer.

                                   ARTICLE II
                                      TERM


2.01 TERM OF EMPLOYMENT. Employee's employment under this Agreement shall commence on January 1, 2003 (the "Commencement Date") and, subject to earlier termination pursuant to Article IV hereof, shall continue until December 31, 2005 (the "Term"); provided, however, that unless either party gives written notice to the other at least 180 days prior to the expiration of the then-current Term that such party elects not to renew this Agreement, the then-current Term shall be automatically extended for additional one-year periods. The election of Employer or the Employee not to extend the then-current Term, as provided in this Section 2.01 shall not be deemed to a termination by Employer under Sections 4.01(B) or 4.01(C) or by Employee for Good Reason, and in such event Employee shall only be entitled to the compensation set forth in
Section 4.02 (ii).


                                  ARTICLE III
                            COMPENSATION AND EXPENSES


3.01 COMPENSATION AND BENEFITS. For all services rendered by Employee in any capacity during the Term, including, without limitation, services as an officer, director or member of any committee of Employer, or any subsidiary, affiliate or division thereof, Employee shall be compensated as follows (subject, in each case, to the provisions of Article IV below):

        (A) BASE SALARY. During the Term, Employer shall pay to Employee a base salary at the rate of S 150,000 on an annualized basis ("Base Salary"). Employee's Base Salary shall be subject to periodic review, which shall occur at least annually) and such periodic adjustments as the Board of Directors of Employer ("Board") shall deem appropriate in accordance with Employer's procedures and practices in effect from time to time regarding the salaries of employees. The term "Base Salary" as used in this Agreement shall refer to Base Salary as may be adjusted from time to time. Base Salary shall be payable in accordance with the customary payroll practices of Employer, but in no event less frequently than twice per month.

        (B) BONUS. During the Term following the completion of one full calendar year of employment, Employee shall also be entitled to an annual bonus, in such amount as may be determined by the Board ("Discretionary Bonus"). Employee's target Discretionary Bonus shall be 30% of Base Salary on an annualized basis. The Discretionary Bonus, if any, shall be determined as of the end of each full calendar year of employment, payable within sixty days after the last day of each such year. Qualification for the Discretionary Bonus shall be established by the Board and shall be related to achievement of Employer's operating plan, budgets and strategic development milestones/objectives established by the Board from time to time.

Except as otherwise specifically set forth in Section 4.02, to be eligible to receive any Discretionary Bonus, or any portion thereof, Employee must be employed by Employer both at the time the amount of the Discretionary Bonus, if any, is determined, and at the time any such bonus is to be paid.


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Exhibit B lists the current Discretionary Bonus payment milestones/objectives, which milestones and objectives may be modified by Employer from time to time in its sole discretion.

        (C) INCENTIVE STOCK OPTION GRANTS. During the Term, Employee shall be eligible to receive from time to time incentive stock option grants in amounts to be approved by Employer's Compensation Committee in its sole discretion and which shall be granted, if at all, after the close of a fiscal year and on a date determined by the annual compensation calendar established from time to time. Incentive stock option grants will be based upon a combination of company performance and performance by Employee, as determined by Employer's Compensation Committee in its sole discretion. Such stock option grants will be subject the terms and conditions established within the Plan or any successor stock option plan as may be in place from time to time and a separate stock option grant agreement between Employer and Employee that sets forth, among other things, the exercise price, expiration date and vesting schedule of such options.

        (D) BENEFITS. During the Term, Employee shall be entitled to participate in all Employer's employee benefit plans and programs (excluding severance plans, if any) as Employer generally maintains from time to time during the Term for the benefit of its employees, in each case subject to the eligibility requirements and other terms and provisions of such plans or programs. Employer may amend, modify or rescind any employee benefit plan or program and change employee contribution amounts to benefit costs without notice in its discretion.

        (E) VACATION SICK AND PERSONAL DAYS. During the Term, Employee shall be entitled to paid vacation, sick and personal days in accordance with Employer's policies with respect to such vacation, sick and personal days in place from time to time; provided, however, that Employee shall be entitled to no less than 3 weeks paid vacation per year.

3.02 EXPENSES. Employee shall be entitled to receive reimbursement from Employer for all reasonable out-of-pocket expenses incurred by Employee during the Term in connection with the performance of Employee's duties and obligations under this Agreement, according to Employer's expense account and reimbursement policies in place from time to time and provided that Employee shall submit reasonable documentation with respect to such expenses.


                                   ARTICLE IV
                                   TERMINATION


4.01 EVENTS OF TERMINATION. This Agreement and Employee's employment hereunder shall terminate upon the occurrence of any one or more of the following events:

        (A) DEATH. In the event of Employee's death, this Agreement and Employee's employment hereunder shall automatically terminate on the date of death.

        (B) TERMINATION BY EMPLOYER FOR CAUSE. Employer may, at its option, terminate this Agreement and Employee's employment hereunder for Cause (as defined herein) upon giving notice of termination to Employee. Employee's employment shall terminate on the date on which such notice shall be given. For purposes hereof, "Cause" shall mean Employee's (i) conviction of, guilty plea to or confession of guilt of a felony or act involving moral turpitude,


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(ii) commission of a fraudulent, illegal or dishonest act, (iii) willful misconduct or gross negligence which reasonably could be expected to be injurious in the reasonable discretion of Employer to the business, operations or reputation of Employer or any of its affiliates or subsidiaries (monetarily or otherwise), (iv) after a written and specific warning and a reasonable opportunity to cure material and repeated non-performance, failure to perform Employee's duties as assigned to Employee from time to time, or (v) other material breach of this Agreement (including, without limitation, a breach of Employee's obligations under Article V hereof).

        (C) WITHOUT CAUSE BY EMPLOYER. Employer may, at its option, at any time terminate Employee's employment for no reason or for any reason whatsoever (other than for Cause) by giving thirty (30) days prior written notice (or payment of thirty (30) days Base Salary in lieu of notice) to Employee of its intention to terminate this Agreement and Employee's employment hereunder.

        (D) TERMINATION BY EMPLOYEE. Employee may terminate this Agreement and Employee's employment hereunder with or without Good Reason by giving (30) days prior written notice of termination to Employer; provided, however, that Employer reserves the right to accept Employee's notice of termination and to accelerate such notice and make Employee's termination effective immediately, or on any other date prior to Employee's intended last day of work as Employer deems appropriate, and pay Employee for the entire thirty (30) days or to the intended date of termination of such notice. For purposes of this Agreement, "Good Reason" shall mean, in the absence of a written consent of Employee:

        (i) any action by Employer which results in a material diminution in Employee's title, position, authority or duties from those contemplated by Section 1.02, other than isolated actions which are remedied by Employer promptly after receipt of written notice thereof given by Employer;

        (ii) any material failure by Employer to comply with any material provision of this Agreement, other than isolated and inadvertent failures and which are remedied by Employer promptly after receipt of written notice thereof given by Employee; and

        (iii) the requirement by Employer that the Employee be based in an office that is located more than 50 miles from Employee's principal place of employment on the Commencement Date.

        Notwithstanding the foregoing, placing Employee on a paid leave for up to 90 days, pending a determination of whether is a basis to terminate Employee for "Cause", shall not constitute a "Good Reason".

        (E) DISABILITY. To the extent permitted by law, in the event of Employee's physical or mental disability which prevents Employee from performing Employee's duties under this Agreement for a period of at least 120 consecutive days in any 12-month period or 150 non-consecutive days in any 12-month period, Employer may terminate this Agreement and Employee's employment hereunder upon at least 30 days' prior written notice to Employee.

        (F) MUTUAL AGREEMENT. This Agreement and Employee's employment hereunder may be terminated at any time by the mutual agreement of Employer and Employee.


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        (G)     EXPIRATION OF TERM. This Agreement and Employee's employment hereunder shall automatically terminate upon the expiration of the Term.

4.02    EMPLOYER'S OBLIGATIONS UPON TERMINATION.

        (i) FOR CAUSE; OTHER THAN FOR GOOD REASON. If, during the Term, Employer shall terminate this Agreement and Employee's employment hereunder for Cause or Employee shall terminate this Agreement and Employee's employment hereunder other than for Good Reason, Employer's sole obligation to Employee under this Agreement shall be to (a) pay to Employee Base Salary earned, but not yet paid to Employee, prior to the date of such termination, and
(b) reimburse Employee for any expenses incurred by Employee through the date of termination in accordance with Section 3.02.

        (ii) EXPIRATION OF TERM. Upon the expiration of the Term, Employer's sole obligation to Employee under this Agreement shall be to (a) pay to Employee Base Salary earned, but not yet paid to Employee, prior to the date of such termination, (b) reimburse Employee for any expenses incurred by Employee through the date of termination in accordance with Section 3.02, (c) pay to Employee any Discretionary Bonus earned or awarded with respect to performance in the calendar year(s) prior to the calendar year in which such termination occurred, but not yet paid to Employee.

        (iii) DEATH. If, during the Term, this Agreement and Employee's employment hereunder shall terminate as a result of Employee's death, Employer's sole obligation to Employee's estate under this Agreement shall be to
(a) pay to Employee's estate Base Salary earned, but not yet paid to Employee, prior to the date of such termination, (b) reimburse Employee's estate for any expenses incurred by Employee through the date of termination in accordance with
Section 3.02, (c) pay to Employee's estate any Discretionary Bonus earned or awarded prior to the date of termination with respect to performance in the calendar year(s) prior to the calendar year in which the date of termination occurred, but not yet paid.

        (iv) DISABILITY. If, during the Term, this Agreement and Employee's employment hereunder shall terminate as a result of Employee's Disability, Employer's sole obligation to Employee under this Agreement shall be to (a) pay to Employee Base Salary earned, but not yet paid to Employee, prior to the date of such termination, (b) reimburse Employee for any expenses incurred by Employee through the date of termination in accordance with Section 3.02, (c) pay to Employee any Discretionary Bonus earned or awarded prior to the date of termination with respect to performance in the calendar year(s) prior to the calendar year in which the date of termination occurred, but not yet paid.

        (v) WITHOUT CAUSE; FOR GOOD REASON. If, during the Term, Employer shall terminate this Agreement and Employee's employment hereunder without Cause or Employee terminates this Agreement and Employee's employment hereunder for Good Reason, Employer's sole obligation to Employee under this Agreement shall be to: (a) pay to Employee Base Salary earned, but not yet paid to Employee, prior to the date of such termination, (b) reimburse Employee for any expenses incurred by Employee through the date of termination in accordance with Section 3.02, (c) pay to Employee any Fixed Annual Bonus or Discretionary Bonus earned or awarded prior to the date of termination with respect to performance in the calendar year(s). prior to the calendar year in which the date of termination occurred, but not yet paid, (d) pay to


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Employee a pro-rata portion (based upon the date of termination) of the amount of the Discretionary Bonus, if any, awarded by Employer for the calendar year in which the date of termination occurred, as determined by Employer at the end of such calendar year, payable on the date such bonus was otherwise to be paid, and
(e) pay to Employee a lump sum equal to 6 months of Employee's Base Salary.

In addition to the payments and benefits set forth in this Section 4.02, amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan, program, policy or practice (with the exception of those relating to severance) on the date of termination, shall be payable in accordance with such plan, policy, practice or agreement. Except with respect to Base Salary earned through the date of termination, but not yet paid, and unreimbursed expenses incurred through the date of termination, Employer shall not be required to make the payments and provide the benefits specified in this
Section 4.02 unless Employer executes and delivers to Employer a general release in favor of Employer, its affiliates and their respective officers, directors and employees from all liability (other than the payments and benefits under this Agreement) in a form reasonably satisfactory to Employer.


                                    ARTICLE V
           CONFIDENTIALITY, ASSIGNMENT OF INVENTIONS, NON-COMPETITION,
                      NON-SOLICITATION AND OTHER COVENANTS


5.01 CONFIDENTIALITY. While working or performing services for Employer or otherwise, Employee may develop or acquire knowledge in Employee's work or from directors, officers, employees, agents or consultants of Employer and its affiliates (collectively, the "Company") or otherwise of Confidential Information relating to the Company, its business, potential business or that of its clients and customers. "CONFIDENTIAL INFORMATION" includes all trade secrets, know-how, show-how, theories, technical, operating, financial, and other business information, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary or the like, specifically including, but not limited to, information regarding source codes, software programs, computer systems, algorithms, formulae, apparatus, concepts, creations, costs (including, without limitation, manufacturing costs), plans, materials, enhancements, tolerances, research, specifications, works of authorship, techniques, documentation, models and systems, sales and pricing techniques, designs, inventions, discoveries, products, improvements, modifications, methodology, processes, concepts, records, files, memoranda, reports, plans, proposals, price lists, client, customer, supplier, collaborator/partner or distributor information, product development and project procedures. Confidential Information does not include general skills, experience or information that is generally available to the public, other than information which has become generally available as a result of Employee's direct or indirect act or omission.

                With respect to Confidential Information of the Company and its clients and customers:

        (A) Employee will use Confidential Information only in the performance of Employee's duties for Employer. Employee will not use Confidential Information at any time (during or after Employee's employment with Employer) for Employee's personal benefit, for the


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benefit of any other individual or entity, or in any manner adverse to the interests of the Company and its clients and customers;

        (B) Employee will not disclose Confidential Information at any time (during or after Employee's employment with Employer) except to authorized Employer personnel, unless Employer consents in advance in writing or unless the Confidential Information indisputably becomes of public knowledge or enters the public domain (other than through Employee's direct or indirect act or omission);

        (C) Employee will safeguard the Confidential Information by all reasonable steps and abide by all policies and procedures of Employer in effect from time to time regarding storage, copying and handling of documents; and

        (D) Employee will return all materials, substances, models, software, prototypes and the like containing and/or relating to Confidential Information, together with all other property of the Company (all of which shall remain the exclusive property of the Company) and its clients and customers, to Employer when Employee's employment relationship with Employer terminates or otherwise on demand and, at that time Employee will certify to Employer, in writing and under oath, in the form attached hereto as EXHIBIT [B], that Employee has complied with this Agreement. Employee shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, databases, diskettes, or other documents or electronically stored information of any kind relating in any way to the business, potential business or affairs of the Company and its clients and customers.

5.02 ASSIGNMENT OF DEVELOPMENTS. Employee will disclose promptly and fully to Employer and to no one else: (i) all inventions, ideas, improvements, discoveries, works modifications, processes, software programs, works of authorship, documentation, formulae, techniques, designs, methods, trade secrets, technical specifications and technical data, know-how and show-how, concepts, expressions or other developments whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) made, authored, devised, developed, discovered, reduced to practice, conceived or otherwise obtained by Employee ("Developments"), solely or jointly with others, during the course of Employee's employment with Employer which (a) are related to the business of the Company or any of the products or services being researched, developed, distributed, manufactured or sold by the Company or which may be used in relation therewith or (b) result from tasks assigned to Employee by the Company; (ii) any Development which is related to the business of the Company and in which Employee had an assignable interest at the time of Employee's first employment by Employer; or (iii) any Development made using the time, materials or facilities of the Company, even if such Development does not relate to the business of the Company. The determination as to whether a Development is related to the business of the Company shall be made solely by an authorized representative of Employer. Any Development relating to the business of the Company and disclosed to the Company within one year following the termination of Employee's employment with Employer shall be deemed to fall within the provisions of this Section 5.02. The "business of the Company" as used in this
Section 5.02 includes the actual business currently conducted by the Company, as well as any business in which the Company proposes to engage at any time during the period of Employee's employment. Employee agrees that all such Developments listed above and the benefits thereof are and shall immediately become the sole and absolute property of Employer from conception,


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as "works made for hire" (as that term is used under the U.S. Copyright Act of
1976, as amended) or otherwise. Employee shall have no interest in any Developments. To the extent that title to any Developments or any materials comprising or including any Developments does not, by operation of law, vest in Employer, Employee hereby irrevocably assigns to Employer all of Employee's right, title and interest, including, without limitation, tangible and intangible rights such as patent rights, trademarks and copyrights, that Employee may have or may acquire in and to all such Developments, benefits and/or rights resulting therefrom, and agrees promptly to execute any further specific assignments related to such Developments, benefits and/or rights at the request of Employer. Employee also hereby assigns to Employer, or waives if not assignable, all of Employee's "moral rights" in and to all such Developments, and agrees promptly to execute any further specific assignments or waivers related to moral rights at the request of Employer.

                Employee agrees to assist Employer without charge for so long as Employee is an employee of Employer and for as long thereafter as may be necessary provided it does not unreasonably interfere with employment (but at Employer's expense including reasonable compensation to Employee if Employee is no longer an employee of Employer): (1) to apply, obtain, register and renew for, and vest in, Employer's benefit alone (unless Employer otherwise directs), patents, trademarks, copyrights, mask works, and other protection for such Developments in all countries, and (2) in any controversy or legal proceeding relating to Developments. In the event that Employer is unable to secure Employee's signature after reasonable effort in connection with any patent, trademark, copyright, mask work or other similar protection relating to a Development, Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and on Employee's behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, trademarks, copyrights, mask works or other similar protection thereon with the same legal force and effect as if executed by Employee.

5.03 OBLIGATIONS TO OTHER PERSONS. Except for those described below (if any), Employee does not have any non-disclosure or other obligations to any other individual or entity (including without limitation, any previous employer) concerning proprietary or confidential information that Employee learned of during any previous employment or associations. Employee shall not disclose to the Company or induce the Company to use any secret or confidential information or material belonging to others, including, without limitation, Employee's former employers, if any. Except for those described below, if any, Employee does not have any non-competition agreements, non-solicitation agreements or other restrictive covenants with any previous employer or other individual or entity. Employee has provided to Employer copies of each of the agreements described below.

[If none, write "None". If any, list]       NONE


5.04    COVENANT AGAINST COMPETITION AND SOLICITATION.

        (A) Employee acknowledges and understands that, in view of the position that Employee holds or will hold as an employee of Employer, Employee's relationship with Employer will afford Employee extensive access to Confidential Information of the Company. Employee therefore agrees that during the course of Employee's employment with Employer and


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for a period of 12 months after termination of Employee's employment with
Employer (for any reason or no reason) (collectively, "RESTRICTED PERIOD"), Employee shall not: (i) anywhere within the United States of America or any other country in which the Company then conducts or proposes to conduct business, either directly or indirectly, as an owner, stockholder, member, partner, joint venturer, officer, director, consultant, independent contractor, agent or employee, engage in any business or other commercial activity which is engaged in or is seeking to engage in a "competitive business." As used in this Agreement, the term "competitive business" shall mean any individual or enterprise engaged in the development, research, marketing, distribution or sale of electronically enhanced transdermal drug delivery technologies or systems.

        (B) Employee further agrees that, during the Restricted Period, Employee shall not, directly or indirectly, either on Employee's own behalf or on behalf of any other individual or commercial enterprise: (i) contact, communicate, solicit or transact any business with or assist any third party in contacting, communicating, soliciting or transacting any business with (A) any of the customers or clients of the Company, (B) any prospective customers or clients of the Company being solicited at the time of Employee's termination, or
(C) any individual or entity who or which was within the most recent twelve (12) month period a customer or client of Company, for the purpose of inducing such customer or client or potential customer or client to be connected to or benefit from any competitive business or to terminate its or their business relationship with the Company; (ii) solicit, induce or assist any third party in soliciting or inducing any individual or entity who is then (or was at any time within the preceding 12 months) an employee, consultant, independent contractor or agent of Company) to leave the employment of the Company or cease performing services for the Company; (iii) hire or engage or assist any third party in hiring or engaging, any individual or entity that is or was (at any time within the preceding 12 months) an employee, consultant, independent contractor or agent of the Company, or (iv) solicit, induce or assist any third party in soliciting or inducing any other person or entity (including, without limitation, any third-party service provider or distributor) to terminate its relationship with the Company or otherwise interfere with such relationship.

5.05 NON-DISPARAGEMENT. Employee will not at any time (during or after Employee's employment with Employer) disparage the reputation of Employer, its affiliates and their respective clients, customers and its or their respective officers, directors, agents or employees.

5.06 COOPERATION. Employee agrees to cooperate both during and after Employee's employment with Employer, at Employer's sole cost and expense, with the investigation by the Company involving the Company or any employee or agent of the Company.

5.07 REASONABLE RESTRICTIONS/DAMAGES INADEQUATE REMEDY. Employee acknowledges that the restrictions contained in this Article V are reasonable and necessary to protect the legitimate business interests of the Company and that any breach by Employee of any provision contained in this Article V will result in immediate irreparable injury to the Company for which a remedy at law would be inadequate. Employee further acknowledges that the restrictions contained in this Article V will not prevent Employee from earning a livelihood during the Restricted Period. Accordingly, Employee acknowledges that Company shall be entitled to temporary or permanent injunctive or other equitable relief against Employee in the event of any breach or threatened breach by Employee of the provisions of this Article V, in addition to any other remedy that may be available to the Company whether at law or in equity.


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5.08    [INTENTIONALLY OMITTED]

5.09 SEPARATE COVENANTS. In the event that any court of competent jurisdiction shall determine that any one or more of the provisions contained in this Article V shall be unenforceable in any respect, then such provision shall be deemed limited and restricted to the extent that the court shall deem the provision to be enforceable. It is the intention of the parties to this Agreement that the covenants and restrictions in this Article V be given the broadest interpretation permitted by law. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof. The covenants and restrictions contained in this
Article V shall be deemed a series of separate covenants and restrictions one for each of the fifty states of the United States of America. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate covenants and restrictions in this Article V, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding.

5.10    SURVIVAL. Article V shall survive the termination of this Agreement.


                                   ARTICLE VI
                                  MISCELLANEOUS


6.01 BENEFIT OF AGREEMENT AND ASSIGNMENT. This Agreement shall inure to the benefit of the Company and its successors and assigns (including, without limitation, the purchaser of all or substantially all of its assets) and shall be binding upon Employer and its successors and assigns. This Agreement shall also inure to the benefit of and be binding upon Employee and Employee's heirs, administrators, executors and assigns. Employee may not assign or delegate Employee's duties under this Agreement, without the prior written consent of Employer.

6.02 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telecopier, overnight delivery service or by registered or certified mail, postage prepaid, with return receipt requested, addressed in the case of the Company to:


Vyteris, Inc.                               with a copy to:
13-01 Pollitt Drive                         Lowenstein Sandler PC
Fair Lawn, New Jersey 07410                 65 Livingston Avenue
                                            Roseland, New Jersey 07068
Attn:   Vincent De Caprio                   Attn: Peter Ehrenberg
        President


and in the case of Employee to:             James Garrison
                                            19 Howard Street
                                            Verona, NJ 07044


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Any party may notify the other party in writing of the change in address by giving notice in the manner provided in this Section 6.02. Service of process in connection with any suit, action or proceeding (whether arbitration or otherwise) may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

6.03 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Employee's employment during the Term and activities following termination of this Agreement and supersedes any and all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be changed or modified except by an instrument in writing, signed by both the president of Employer and Employee.

6.04 NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 6.04 shall preclude the assumption of such rights by executors, administrators or other legal representatives of Employer or her estate and their assigning any rights hereunder to the person or persons entitled thereto.

6.05 SOURCE OF PAYMENT. All payments provided for under this Agreement shall be paid in cash from the general funds of Employer. Employer shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if Employer shall make any investments to aid it in meeting its obligations hereunder, Employee shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Employer and Employee or any other person. To the extent that any person acquires a right to receive payments from Employer hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of Employer.

6.06 LIMITATION AS TO AMOUNTS PAYABLE. In the event that any payment, coverage or benefit provided under this Agreement would, in the opinion of counsel for Employer, not be deemed to be deductible in whole or in part in the calculation of the Federal income tax of Employer, or any other person making such payment or providing such coverage or benefit, by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate payments, coverages or benefits provided under this Agreement shall be reduced to the "safe harbor" level under Section 280G so that the entire amount which is paid to Employee shall be deductible notwithstanding the provisions of Section 280G of the Code.

6.07 NO WAIVER. The waiver by other party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

6.08 HEADINGS. The Article and Section headings in this Agreement are for the convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.09 GOVERNING LAW AND DISPUTE RESOLUTION. Any and all actions or controversies arising out of this Agreement or Employee's employment, including, without limitation, tort claims, shall be construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to the choice of law principles thereof. Except with respect to the Company's and Employee's right to seek injunctive or other equitable relief (including, without limitation, pursuant to Article V), any dispute, controversy or claim based on, arising out of or relating to the interpretation and performance of this Agreement, Employee's employment or any termination hereof or thereof or any matter relating to the foregoing shall be solely submitted to and finally settled by arbitration by a single arbitrator in accordance with the then-current rules of the American Arbitration Association ("AAA"), including without limitation any claims for discrimination under any applicable federal, state or local law or regulation. Any such arbitration shall be conducted in the New Jersey office of the AAA located closest to Employer's New Jersey office. The single arbitrator shall be appointed from the AAA's list of arbitrators by the mutual consent of the parties or, in the absence of such consent, by application of any party to the AAA. A decision of the arbitrator shall be final end binding upon the parties. The parties agree that this Section 6.09 shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than (i) post-arbitration actions seeking to enforce an arbitration award and (ii) actions seeking appropriate equitable or injunctive relief , including, without limitation, pursuant to Article V hereof. Employer shall pay the pay the fees of the arbitrator and each party shall be responsible for its own legal fees, costs of its experts and expenses of its witnesses. The arbitrator's remedial authority shall equal the remedial power that a court with competent jurisdiction over the parties and their dispute would have. Any award rendered shall be final, binding and conclusive (without the right to an appeal, unless such appeal is based on fraud by the other party in connection with the arbitration process) upon the parties and any judgment on such award may be enforced in any court having jurisdiction, unless otherwise provided by law. Employer and Employee acknowledge that it is the intention of the parties that this Section 6.09 shall apply to all disputes, controversies and claims, including, without limitation, any rights or claims Employee may have under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the New Jersey Law Against Discrimination, the Conscientious Employee Protection Act and all other federal, state or local laws, rules or regulations relating to employment discrimination or otherwise pertaining to this Agreement, Employee's employment or termination thereof. Employer and Employee knowingly and voluntarily agree to this arbitration provision and acknowledge that arbitration shall be instead of any civil litigation, meaning that Employee and Employer are each WAIVING ANY RIGHTS TO A JURY TRIAL.

6.10 VALIDITY. The invalidity or enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

6.11 EMPLOYEE WITHHOLDINGS AND DEDUCTIONS. All payments to Employee hereunder shall be subject to such withholding and other employee deductions as may be required by law.

6.12 COUNTERPARTS. This Agreement may be executed in one more counterparts; each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

6.13 AGREEMENT TO TAKE ACTIONS. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take all other actions, as may be reasonably necessary or desirable in order to perform his/her or its obligations under this Agreement.

        IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the date first written above.

                                       EMPLOYER:

                                       VYTERIS, INC.


                                       BY: Vincent De Caprio
                                           -----------------
                                           1/22/2003


                                       EMPLOYEE:


                                       BY: James Garrison
                                           --------------
                                           1/22/2003, individually

                                   EXHIBIT [B]

                             FORM OF ACKNOWLEDGMENT

        My employment with Vyteris, Inc. ("Employer") is terminated. I have reviewed my Employment Agreement with Employer dated ___________________, _______, ("Agreement"), and I swear, under oath, that:

        1. I have complied and will continue to comply with all provisions of Article V.

        2. I understand that all property and documents of Employer and its subsidiaries and affiliates (collectively "Company"), including all copies of them, and all other tangible property, including property stored or maintained in an electronic format, made by or made available to me in the course of my employment with Employer, whether or not they contain Confidential Information (as defined in the Agreement), are and remain the property of Employer. I have delivered to Employer all such property, documents and materials, including any copies, summaries, compilations or excerpts of them and other materials in my possession.

        3. I have assigned and confirm the assignment to the Company of any and all right, title, and interest that I have or have had in any and all Developments (as defined in the Agreement) and all other property (tangible and intangible), documents and materials, relating in any way to my service for Employer and/or its affiliates, and further agree to take such action and execute such further documents, instruments and agreements, at Employer's expense, as may be requested by the Company to effect the foregoing.

        4. I understand and acknowledge that all of the Confidential Information (as defined in the Agreement) of the Company, its clients and customers and potential clients and customers that I have learned, contributed to or that has been disclosed, to me during my employment with the Company is the property of the Company and may not be used or copied by me or by others or disclosed to others. I understand that the misappropriation of the Confidential Information, Developments or tangible property of the Company is punishable by law.

        5. I am now providing services to the following ______________ and my provision of services to those individuals or entities will not conflict with my Agreement with Employer.


_________________________________
(Signature)
Name:____________________________
Address:_________________________


Subscribed and sworn to before me this ____ day of _____, _____,

_________________________________
(Notary Public)

                           EXEMPT POSITION DESCRIPTION

---------------------------------------- ------------------------ --------------
             POSITION TITLE                    INCUMBENT               BAND
---------------------------------------- ------------------------ --------------
  Vice President, Business Development       James Garrison            N/A
---------------------------------------- ------------------------ --------------
               DEPARTMENT                                LOCATION
---------------------------------------- ---------------------------------------
     Business Development/Marketing                     Fair Lawn
---------------------------------------- ---------------------------------------
                DIVISION                                   DATE
---------------------------------------- ---------------------------------------
                   N/A                                   08/16/02
---------------------------------------- ---------------------------------------
                                GENERAL FUNCTION
--------------------------------------------------------------------------------

The Vice President of Business Development will report to the President and be responsible for identifying and generating new business within the pharmaceutical, biotechnology drug delivery and healthcare industries.

--------------------------------------------------------------------------------
                                 RESPONSIBILITY
--------------------------------------------------------------------------------


ESSENTIAL DUTIES AND RESPONSIBILITIES INCLUDE THE FOLLOWING. OTHER DUTIES MAY BE ASSIGNED

        o Managing the prospecting, lead generation and collaboration activities within business development; assessing partner requirements; and negotiating development, licenses and supply contracts.

        o Maintaining responsibility for the ongoing management of new corporate partner arrangements post successful competition of licensing efforts.

        o As a member of and in concert with the Senior Management team, develop a strategic direction/strategy for the company including product and technology portfolio decisions, business strategies and marketing plans to support the growth of the enterprise.

        o Working in tandem with appropriate groups such as R & D, Finance, Regulatory and other areas of the organization, participating in project alignment with the setting and employing of company goals.

        o Maintaining a current knowledge base of biotechnology and pharmaceutical industry leaders, trends marketed products, and clinical-stage pipeline products to make specific recommendations on specific products or collaborative opportunities. Participate in the development of sound business cases based on in-depth analyses of market size, financial opportunity, unmet customer needs, competitive landscape, and the company's competitive advantages and ability to differentiate its value offering.